UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 7, 2015

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6060 Parkland Boulevard, Mayfield Heights, Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-875-5600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01Completion of Acquisition or Disposition of Assets.

As previously announced, on April 29, 2015, Ferro Corporation (“Ferro” or the “Company”) entered into an Agreement for the Sale and Purchase of the Nubiola Group (as amended by that certain Addendum thereto dated July 7, 2015, the “Purchase Agreement”) with Comercial Química Dibón, S.L., Mr. Ricardo Nubiola Bellido, Mr. Raimundo Nubiola Bellido, Mr. Andrés Nubiola Bellido, Mr. José-Oriol Nubiola Bellido, Mrs. Núria Nubiola Bellido, Mr. Juan María Caral Nubiola, Mrs. Gloria Nubiola Bellido, Mrs. Mercedes Nubiola Bellido, Mrs. Montserrat Nubiola Bellido, Corporación Financiera Arán, S.L., Olarte, S.L., Mernube, S.L., Glornube, S.L., Agencia Inmobiliaria La Finca, S.L., Corporación Química Vhem, S.L. and Dibon USA, LLC pursuant to which the Company agreed to purchase the entire share capital of Corporación Química Vhem, S.L., Dibon USA, LLC and Ivory Corporation, S.A. (together with their direct and indirect subsidiaries, the “Nubiola Group”) for a purchase price of €149 million (approximately $165 million) in cash.  On July 7, 2015, the Company consummated the acquisition of the Nubiola Group pursuant to the terms of the Purchase Agreement.  The acquisition was funded with a combination of cash on hand and borrowings under the Company’s revolving credit facility.

The Nubiola Group is a worldwide producer of specialty inorganic pigments and the world’s largest producer of Ultramarine Blue, a pigment for the plastics and construction industries, highly valued for its durability, unique color attributes and its whitening capability. The Nubiola Group also produces specialty Iron Oxides, Chrome Oxide Greens and Corrosion Inhibitors. The Nubiola Group is based in Barcelona, Spain and has production facilities in Spain, Colombia, Romania and India and a joint venture in China.

Item 7.01Regulation FD Disclosure.

On July 7, 2015, the Company issued a press release (the “Press Release”) announcing the acquisition of the Nubiola Group.  A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

Item 9.01Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The Company intends to file the historical financial statements required by Item 9.01(a) as an amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b)	Financial Statements of Businesses Acquired.

The Company intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d)Exhibits.

Exhibit Number	Description
2.1*	Sale and Purchase Agreement, dated April 29, 2015, by and among Ferro Corporation, the sellers party thereto, Corporación Química Vhem, S.L. and Dibon USA, LLC.
2.2*

Addendum to Sale and Purchase Agreement, dated July 7, 2015, by and among Ferro Corporation, Ferro Spain Management Company, S.L.U., the sellers party thereto, Corporación Química Vhem, S.L. and Dibon USA, LLC.

99.1	Press Release, dated July 7, 2015

* Certain exhibits and schedules have been omitted and the registrant agrees to furnish a copy of any omitted exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

By:    _/s/ Jeffrey L. Rutherford_______

Name: Jeffrey L. Rutherford

Title:   Vice President and Chief Financial Officer

July 9, 2015

Exhibit Index

Exhibit Number	Description
2.1*	Sale and Purchase Agreement, dated April 29, 2015, by and among Ferro Corporation, the sellers party thereto, Corporación Química Vhem, S.L. and Dibon USA, LLC.
2.2*

Addendum to Sale and Purchase Agreement, dated July 7, 2015, by and among Ferro Corporation, Ferro Spain Management Company, S.L.U., the sellers party thereto, Corporación Química Vhem, S.L. and Dibon USA, LLC.

99.1	Press Release, dated July 7, 2015

* Certain exhibits and schedules have been omitted and the registrant agrees to furnish a copy of any omitted exhibits and schedules to the Securities and Exchange